Exhibit 21.1

Subsidiaries of Western Gas Resources, Inc.

Name of Subsidiary		Relationship

1)	MIGC, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

2)	MGTC, Inc., a Wyoming corporation	Wholly owned subsidiary of MIGC, Inc.

3)	Western Gas Resources - Texas, Inc., a Texas corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

4)	Mountain Gas Resources, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

5)	Western Power Services, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

6)	WGR Canada, Inc., a New Brunswick corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

7)	Lance Oil & Gas Company, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

8)	Mountain Gas Transportation, Inc., a Delaware corporation	Wholly owned subsidiary of Mountain Gas Resources, Inc.

9)	Western Gas Wyoming, L.L.C., a Wyoming L.L.C.	Wholly owned subsidiary of Western Gas Resources, Inc.

10)	Western Gas Resources – Westana, Inc., a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

11)	Western Gas Resources – Sand Wash, Inc., a Colorado corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

12)	Rising Star Pipeline Corporation, a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

13)	Setting Sun Pipeline Corporation, a Delaware corporation	Wholly owned subsidiary of Western Gas Resources, Inc.

14)	Western Gas Resources Canada Company, a Nova Scotia unlimited liability company	Wholly owned subsidiary of Western Gas Wyoming, L.L.C.